Exhibit 99.2

AirTran Holdings Makes Offer for Midwest Air Group

Merger Information

On December 13, 2006, AirTran Airways publicly announced that it has made a formal offer to acquire Midwest Airlines with the intent of merging the two airlines, combining operations and building one of the strongest and most diverse low cost airline networks. The following is intended to address many of the questions that you may have regarding this proposal:

1.	Why is AirTran Airways trying to merge with Midwest?

This is an opportunity for both companies to build greater scale, efficiencies and growth opportunities to better compete in the face of increased pressure from fuel costs and consolidation. With our compatible low-cost business models, complementary networks, unique fleet commonality and shared culture, AirTran Airways and Midwest Airlines are ideal partners. By joining together, we would deepen our presence in our hubs and create a truly national low fare airline with increased long-term growth potential. This will protect the long-term security of our employees, bring our outstanding, high value service to more customers and provide economic benefits to Milwaukee, Atlanta and all the communities we serve.

2.	What are the specific benefits for AirTran Airways?

This is a tremendous opportunity to grow AirTran Airways and deliver expanded service to travelers. It would strengthen our position in a number of key markets and would enable us to create additional opportunities for the deployment of its new aircraft deliveries. While we believe that AirTran Airways can continue to grow and reward its investors and employees as a stand alone company, we can accelerate our growth and provide greater opportunities to the shareholders, employees and customers of AirTran Airways if we combine.

3.	What are the specific benefits for Midwest?

Midwest would benefit from being a part of a large, national carrier with a modernized fleet with enhanced prospects for profitability and growth and available aircraft for expansion. As part of a combined carrier with greater scale, Midwest will be better prepared to compete in an increasingly difficult industry environment.

The creation of a stronger carrier will provide the company’s employees with a more secure future and more opportunities for advancement. We expect continued employment for all emplyees, in fact we expect total employment to grow. It will also materially improve the scope and frequency of air service in Milwaukee and Kansas City to the benefit of those communities far beyond anything Midwest can reasonably expect to be able to offer as an independent company.

4.	What would the combined route network look like?

The combination would result in a truly national airline. We would have approximately 1,036 daily departures with 173 unique markets between 74 cities across the United States. We would add dozens of new non-stop routes and hundreds of departures over the next several years.

5.	Will you stop traveling to any cities or reduce numbers of departures?

No, the plan for the new combined airline would be to continue to serve all of the existing U.S. destinations served today by both AirTran Airways and Midwest Airlines and to add additional service points as the combined fleet expands.

6.	Will this change my upcoming travel plans or impact customers in any way?

Absolutely not. The announcement has no impact on any flights. AirTran Airways will continue business as usual as we work to finalize a definitive merger agreement. If and when we reach such an agreement, we would work to enact a smooth integration of the two airlines seeking to maintain full service and departure schedules during the transition.

7.	What would happen to my frequent flier miles?

In terms of our frequent flier program, any miles that you have on Midwest Miles would be combined with your A+ Rewards credits and you would now be able to use your A+ Rewards credits on Midwest routes. Members in both programs will benefit from a larger network on which to earn credits. AirTran Airways and Midwest also use a common bank for our frequent traveler affinity credit cards, so combining the programs would be that much easier.

8.	How will this impact ticket prices?

AirTran Airways is committed to quality, low fare service. The impact of this deal will be to bring low fares to more markets.

9.	What will this mean for Midwest’s Milwaukee hub? How will this increase traffic to Milwaukee?

How will this create more jobs in Milwaukee and other parts of Wisconsin?

The position of Midwest’s Milwaukee hub would be enhanced and expanded as it would be a key component of the combined national carrier’s network. . Combining the companies creates a strong growth platform and allows the addition of new cities, more non-stop routes and additional departures over the next several years. Increased operations will likewise generate employment increases.

Employment opportunities at the combined carrier would produce jobs for the area and frequent air service is a major factor in business location and tourism decisions which can have favorable consequences and create additional jobs in Milwaukee and throughout the state of Wisconsin.

10.	What will this mean for Atlanta?

Atlanta would be a strong hub for the combined airline, and we would add a strong hub in Milwaukee and another focus city in Kansas City. The combined company’s expansion of the Atlanta hub would continue both into markets served by Midwest and with the addition of new cities. A strategic combination like this could be expected to increase traffic, and jobs in the Atlanta area

11.	What would this merger mean for the employees of AirTran Airways and Midwest Airlines?

Employees of both companies will continue to have a bright future, with new opportunities for advancement and growth. Not only do we project continued employment for all employees, but we expect total employment to grow as the company expands.

12.	What are the next steps?

We will be meeting with investors, government officials and unions to discuss the benefits of the transaction. We hope to enter into formal negotiations with Midwest Management as soon as possible.

13.	What if the merger doesn’t happen?

While we think this is a very compelling opportunity for both AirTran Airways and Midwest Airlines, there is no guarantee that transaction will materialize. Regardless of whether we join with Midwest Airlines or not, AirTran Airways remains in a strong position with a successful strategy focused on offering high value travel, providing excellent service to our customers and growing our route network.

Forward Looking Information Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. these forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of AirTran Holdings, Inc., (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving Midwest Air Group, Inc. (“Midwest”) and the Company, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the Company’s ability to achieve the synergies anticipated as a result of the potential business combination transaction involving Midwest and to achieve those synergies in a timely manner; the Company’s ability to integrate the management, operations and labor groups of the Company and Midwest; the impact of high fuel costs; significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; the Company’s ability to attract and retain qualified personnel; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the U.S. military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; adequacy of insurance coverage; reliance on automated systems and the potential impact of any failure or disruption of these systems; the potential impact of future significant operating losses; the Company’s ability to obtain and maintain commercially reasonable terms with vendors and service providers and its reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; the Company’s ability to use pre-merger NOLs and certain tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in-court or out-of-court restructuring by major airlines and industry consolidation; interruptions or disruptions in service at one or more of the Company’s hub airports; weather conditions; the impact of fleet concentration and increased maintenance costs as aircraft age and utilization increases; the

Company’s ability to maintain adequate liquidity; the Company’s ability to maintain contracts that are critical to its operations; the Company’s fixed obligations and its ability to obtain and maintain financing for operations, aircraft financing and other purposes; changes in prevailing interest rates; the Company’s ability to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the Company’s ability to attract and retain customers; the cyclical nature of the airline industry; economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-KA for the period ended December 31, 2005, which is available at www.sec.gov and at www.airtran.com.

Additional Information

Subject to future developments, AirTran may file with the United States Securities and Exchange Commission a registration statement to register the AirTran shares which would be issued in the proposed transaction and/or a proxy statement with respect to the proposed transaction. Investors and security holders are urged to read the registration statement and/or proxy statement (when and if available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement and/or proxy statement (when site at www.sec.gov. The registration statement and/or proxy statement (when and if available) and such other documents may also be obtained free of charge from AirTran by directing such request to: Richard P. Magurno, Corporate Secretary, AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827.